UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2014
PERNIX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 North Park Place, Suite 201 Morristown, NJ	07960
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 793-2145

__________________________________________________________________
  (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

On June 23, 2014, Sanjay S. Patel was appointed to serve as the Company’s Chief Financial Officer. Tracy S. Clifford continues to serve as the Company’s Controller, Principal Accounting Officer, Treasurer and Secretary of the Company.

 Mr. Patel brings to Pernix over 15 years of investment banking, institutional investment and public policy experience.  Mr. Patel has assisted specialty pharmaceutical and healthcare companies raise more than $7 billion in initial public offerings, follow-on offerings, debt offerings and private placements.  He has served as a financial advisor on a variety of mergers, acquisitions and strategic alliances.  While on the buyside at a $5bn fund, Mr. Patel was responsible for a global portfolio of generic and specialty pharmaceutical holdings.  He also worked with the William J. Clinton Foundation and the Global Fund to negotiate and implement long-term supply agreements for HIV and malaria drugs throughout the developing world.  Mr. Patel is a CFA Charterholder and received a Bachelor of Science in Biology and Molecular Genetics with Honors from McGill University in Montreal, Canada.

Pursuant to the terms of an employment offer letter between Mr. Patel and the Company, Mr. Patel will receive a base salary of $440,000.00 per year.  Mr. Patel is also eligible to participate in the Company’s employee benefit plans in a manner consistent with other executives of the Company. Additionally, the Company granted Mr. Patel options to purchase 500,000 shares of the Company’s common stock pursuant to the Company’s 2009 Stock Incentive Plan, as amended.  The options vest in equal one-fourth installments on each of the first, second, third and fourth annual anniversaries of the date of grant.  Additionally, in the event Mr. Patel’s employment is terminated by the Company without cause, Mr. Patel will be entitled to severance equal to one year’s annual base salary plus the cost of one year of health benefits; all restrictions on exercise relating to any equity awards will lapse, and all of Mr. Patel’s equity awards will otherwise vest.  Additionally, Mr. Patel will receive a pro rata bonus based on actual results against goals of his annual bonus when bonuses for such year are paid.

On June 23, 2014, the Company issued a press release announcing the appointment of Mr. Patel as the Company’s Chief Financial Officer.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)      Exhibits.

Exhibit Number	Description

10.1	Employment Offer Letter, dated June 20, 2014 , by and between Pernix Therapeutics Holdings, Inc. and Sanjay S. Patel

99.1	Press release by Pernix Therapeutics Holdings, Inc. dated June 23, 2014 announcing the appointment of Sanjay S. Patel as Chief Financial Officer.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

Dated: June 24, 2014	By:	/s/ Douglas Drysdale
Douglas Drysdale
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Offer letter, dated June 20, 2014 , by and between Pernix Therapeutics Holdings, Inc. and Sanjay S. Patel

99.1	Press release by Pernix Therapeutics Holdings, Inc. dated June 23, 2014 announcing the appointment of Sanjay S. Patel as Chief Financial Officer.